Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of CuraGen Corporation on Form S-3 of our report dated January 23, 2004 (except as to footnote 13, as to which the date is February 17, 2004), appearing in the Annual Report on Form 10-K of CuraGen Corporation for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/    DELOITTE & TOUCHE LLP

Hartford, Connecticut

March 25, 2004